Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Tableau Software, Inc. of our report dated February 12, 2013 except for the revision described in Note 13 to the consolidated financial statements, as to which the date is May 3, 2013, relating to the financial statements of Tableau Software, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington

November 4, 2013